Exhibit 10.1

Execution Version

ASSIGNMENT, TRANSFER AND NOVATION AGREEMENT

This ASSIGNMENT, TRANSFER AND NOVATION AGREEMENT, dated as of June 23, 2022 (this “Agreement”), is entered into by and among Primerica Life Insurance Company, a Tennessee life insurance company (“PLIC”), Pecan Re Inc., a Vermont special purpose financial insurance company (“Pecan Re”) and Swiss Re Life & Health America Inc., a life insurance company domiciled under the laws of Missouri (“SRLHA” and, collectively with PLIC and Pecan Re, the “Parties” and, each, a “Party”).

W I T N E S S E T H:

WHEREAS, PLIC and Pecan Re are parties to that certain Amended and Restated 80% Coinsurance Agreement, dated as of March 31, 2016 (the “Coinsurance Agreement”) and that certain Amended and Restated 80% Coinsurance Trust Agreement dated March 31, 2016 (the “Original Trust Agreement”);

WHEREAS, subject to the terms and conditions set forth herein, Pecan Re desires to novate, assign, transfer and convey the Coinsurance Agreement to SRLHA with the effect that SRLHA shall succeed to all rights, duties, risks, obligations and liabilities of Pecan Re under the Coinsurance Agreement, and SRLHA desires to accept such novation, assignment, transfer and conveyance;

WHEREAS, PLIC desires to accept and consent to such novation, assignment, transfer and conveyance of the Coinsurance Agreement; and

WHEREAS, concurrent with the execution and delivery of this Agreement, PLIC and Pecan Re shall enter into a Termination Agreement (the “Trust Termination Agreement”) with The Bank of New York Mellon, a banking corporation organized under the laws of the State of New York (the “Trustee”) in order to terminate the Original Trust Agreement;

WHEREAS, concurrent with the execution and delivery of this Agreement, PLIC and SRLHA shall enter into a Trust Agreement dated as of the date hereof (the “New Trust Agreement”) with the Trustee;

WHEREAS, immediately following the execution and delivery of this Agreement, PLIC and SRLHA shall amend and restate in its entirety the Coinsurance Agreement, to be dated as of the date hereof and effective as of April 1, 2022 (the “Second Amended and Restated 80% Coinsurance Agreement”);

WHEREAS, immediately following the execution and delivery of the Second Amended and Restated 80% Coinsurance Agreement, PLIC, Pecan Re and SRLHA shall enter into a Waiver, to be dated as of the date hereof (the “Waiver”);

NOW, THEREFORE, in consideration of the mutual and several promises and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1007591430v11

Article I

DEFINITIONS

Section 1.01.Definitions

.  As used in this Agreement, the following terms have the meanings set forth below.

“Affiliate” means, with respect to any Person, at the time in question, any other Person controlling, controlled by or under direct or indirect common control with such Person.  For this purpose, “control” means the power to direct the management and policies of a Person through the ownership of securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Applicable Law” means any domestic or foreign, federal, state or local statute, law, ordinance or code, or any written rules, regulations or administrative interpretations issued by any Governmental Authority pursuant to any of the foregoing, in each case applicable to any Party, and any order, writ, injunction, directive, judgment or decree of a court of competent jurisdiction applicable to the Parties.

“Coinsurance Agreement” has the meaning set forth in the recitals.

“Effective Time” means 12:00:01 a.m., New York City time, on April 1, 2022.

“Eligible Assets” means cash in United States dollars, certificates of deposit issued by a United States bank and payable in United States dollars, and investments permitted under Title 56 of the Tennessee Code Annotated or any combination of the above, provided there shall be no investments in or issued by an entity controlling, controlled by or under common control with either PLIC or SRLHA.  Commercial paper and other obligations of institutions must be issued by a corporation (other than PLIC or SRLHA or any Affiliate of any of them) which is organized and existing under the laws of the United States of America, unless otherwise allowed by Tenn. Code Ann. § 56-1-101 et seq.  The Eligible Assets are further subject to, and limited by, the investment guidelines and collateral schedule set forth in the New Trust Agreement.

“Existing Agreements” means the Coinsurance Agreement; the Original Trust Agreement; the Monitoring and Reporting Agreement between PLIC and Pecan Re, dated March 31, 2016 (the “Existing Monitoring and Reporting Agreement”); and the Transaction Cooperation Agreement between PLIC, Prime Re, SRLHA and Pecan Re, dated March 16, 2016.

“Governmental Authority” means any government, political subdivision, court, board, commission, regulatory or administrative agency or other instrumentality thereof, whether federal, state, provincial, local or foreign and including any regulatory authority which may be partly or wholly autonomous.

“Initial Required Balance” means an amount equal to $2,034,588,554.

1007591430v11

“Losses” means any damage, loss, tax, liability or expense (including reasonable out-of-pocket expenses of investigation, enforcement and collection and reasonable attorneys’ and accountants’ fees and expenses in connection with any litigation), whether or not involving a Third Party Claim; provided, however, that Losses hereunder shall not include punitive or exemplary damages, incidental, indirect, special or consequential damages or damages based on a determination of lost profits or diminution in value other than (a) damages actually paid to a claimant in respect of a Third Party Claim (it being understood that no claim arising from any agreement among any of Prime Re, Pecan Re, SRLHA or any of their respective Affiliates shall be deemed to give rise to a Third Party Claim) and (b) damages based on a determination of lost profits or diminution in value to the extent such lost profits or diminution in value are within the reasonable contemplation of the Parties and are the reasonably foreseeable consequence of a breach by an Indemnifying Party for which indemnification may be sought hereunder.

“Market Value” means with respect to any financial asset as of any date, the sum of (i) the market value of such financial asset as made available to The Bank of New York Mellon, as trustee, by a data provider which The Bank of New York Mellon uses generally for pricing such financial asset, and (ii) accrued but unpaid income, if any, on the particular financial asset (to the extent not included therein). Market values provided by The Bank of New York Mellon’s data providers will be the most recently available closing bid price (usually from the previous Business Day), except that for certain financial assets it will be a same day price if available.  In the case of cash, the face amount shall be deemed the Market Value.  For the avoidance of doubt, nothing herein shall prohibit The Bank of New York Mellon from contacting SRLHA to obtain Market Data concerning financial assets other than price in order to assist The Bank of New York Mellon’s data providers in determining Market Value.  The Bank of New York Mellon’s application of Market Values hereunder shall at all times be subject to its Clearance and Collateral Management Division – Pricing, Indicative Data and Other Disclosures.

“Material Adverse Effect” means any event, change, circumstance, effect, fact, development, condition or occurrence that has, or would reasonably be expected to have, a material adverse effect on (a) with respect to a Person, the condition (financial or otherwise), business, assets, or results of operations, or ability to pay claims of such Person, or (b) with respect to a Person that is Party hereto, the ability of such Party to consummate the Transactions or perform its obligations under the Transaction Documents, or, with respect to a Transaction Document, the binding nature, validity or enforceability of such Transaction Document; provided, however, that, solely with respect to clause (a), Material Adverse Effect shall not include, and in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur shall be deemed not to include, any adverse event, change, circumstance, effect, fact, development, condition or occurrence resulting from, arising out of or relating to (i) conditions affecting the economy or financial, banking, currency or capital markets in general; (ii) any changes in Applicable Law, generally accepted accounting principles, statutory accounting principles, or the interpretations of any of the foregoing, or changes in general legal, regulatory or political conditions; and (iii) the negotiation, execution, announcement or performance of this Agreement or the Transaction Documents or the pendency or consummation of the Transactions (including the impact thereof on relationships, contractual or otherwise, with other Persons); provided, that, notwithstanding the foregoing, with respect to clauses (i) and (ii) above, such adverse event, change, circumstance, effect, fact, development, condition or occurrence shall be taken into account in determining whether a Material Adverse Effect has

1007591430v11

occurred or is reasonably expected to occur to the extent that such adverse event, change, circumstance, effect, fact, development, condition or occurrence has a disproportionate effect on the condition (financial or otherwise), business, assets, or results of operations, or ability to pay claims of such Person compared to other participants in the industries in which such Person operates.

“New Trust Agreement” has the meaning set forth in the recitals.

“Original Trust Agreement” has the meaning set forth in the recitals.

“Pecan Re” has the meaning set forth in the preamble of this Agreement.

“Person” means any natural person, corporation, partnership, limited liability company, trust, joint venture or other entity, including a Governmental Authority.

“PLIC” has the meaning set forth in the preamble of this Agreement.

“Prime Re” means Prime Reinsurance Company, Inc., a special purpose financial insurance company organized under Section 6048f of Title 8 of the Vermont Statutes Annotated.

“Second Amended and Restated 80% Coinsurance Agreement” has the meaning set forth in the recitals.

“SRLHA” has the meaning set forth in the recitals.

“Transaction Documents” means this Agreement; the Coinsurance Agreement; the Second Amended and Restated 80% Coinsurance Agreement; the Original Trust Agreement; the New Trust Agreement; the Monitoring and Reporting Agreement between PLIC and SRLHA, dated as of the date hereof; the Termination Agreement effecting the termination of the Existing Monitoring and Reporting Agreement among PLIC and Pecan Re, dated as of the date hereof; the Trust Termination Agreement; and the Waiver.

“Transactions” means the transactions contemplated by this Agreement and the Transaction Documents.

“Transfer Completion” means the funding on the date hereof of the Trust Account with Eligible Assets with a Market Value equal to or greater than the Initial Required Balance and the completion of the asset transfers contemplated hereunder and under the Trust Termination Agreement.

“Trustee” has the meaning set forth in the recitals.

“Trust Termination Agreement” has the meaning set forth in the recitals.

“Trust Account” means the trust account established pursuant to the New Trust Agreement.

“Waiver” has the meaning set forth in the recitals.

1007591430v11

Article II

Assignment, transfer and Novation of coinsurance agreement

Section 2.01.Assignment and Transfer

.  Effective as of the Effective Time, Pecan Re hereby irrevocably novates, assigns, transfers and conveys to SRLHA, and SRLHA hereby (a) accepts such novation, assignment, transfer and conveyance of all of Pecan Re’s rights, title and interest in and to the Coinsurance Agreement and (b) assumes, and shall observe and perform, all of Pecan Re’s duties, risks, obligations and liabilities under the Coinsurance Agreement (whether existing now or arising hereafter with respect to periods on, before or after the Effective Time).  For the avoidance of doubt, such acceptance and assumption by SRLHA shall be effective whether or not the Transfer Completion and the transfers contemplated by Section 2.05 hereof occur in accordance therewith.

Section 2.02.Novation

.  PLIC, Pecan Re and SRLHA acknowledge and agree that the assignment and transfer of the Coinsurance Agreement from Pecan Re to SRLHA hereunder constitutes a novation, effective as of the Effective Time, of the Coinsurance Agreement, with the effect that Pecan Re shall cease to be a party thereunder and SRLHA shall be substituted for Pecan Re under the Coinsurance Agreement in all respects as if SRLHA were the original party thereunder.  For greater certainty, any claim with respect to any reinsurance benefit or any other payment due from Pecan Re under the Coinsurance Agreement that is unpaid as of the Effective Time shall be due and payable by SRLHA, regardless of the date the claim was reported or the date of occurrence of the event giving rise to the claim or other payment; provided, however, that should the Transfer Completion not occur on the date hereof, as of the Effective Time each of Pecan Re and SRLHA shall be jointly and severally liable to PLIC under the Coinsurance Agreement for all liabilities and obligations of the “Reinsurer” (as defined in the Coinsurance Agreement) thereunder or in connection therewith until such time as the Transfer Completion has occurred, and SRLHA hereby assumes and accepts all of such liabilities and obligations under and in connection with the Coinsurance Agreement.

Section 2.03.Consent and Release

.  PLIC hereby consents to the novation, assignment, transfer, assumption and conveyance of the Coinsurance Agreement contemplated herein.  PLIC, Pecan Re and SRLHA acknowledge and agree that, subject to the Transfer Completion, Pecan Re is hereby irrevocably released from all duties, risks, obligations and liabilities under the Coinsurance Agreement (whether known or unknown and whether existing now or arising hereafter with respect to periods on, before or after the Effective Time) and shall have no further rights, duties, risks, obligations or liabilities thereunder, it being understood that SRLHA is assuming all such rights, duties, risks, obligations and liabilities pursuant to this Agreement and is being substituted for Pecan Re under the Coinsurance Agreement.  From and after the Effective Time, subject to the Transfer Completion, PLIC shall not look to Pecan Re and instead shall look only to SRLHA with respect to any rights it may have under the Coinsurance Agreement.  PLIC, Pecan Re and SRLHA acknowledge and agree that any failure on the part of SRLHA to perform under the Coinsurance Agreement after the Effective Time, subject to the Transfer Completion, shall not result in any liability to Pecan Re.  PLIC agrees that, from and after the Effective Time subject to the Transfer Completion, it shall perform any and all of its respective obligations and duties under the Coinsurance Agreement owing to Pecan

1007591430v11

Re for the benefit of SRLHA and pay any amounts owing to Pecan Re under the Coinsurance Agreement to SRLHA.

Section 2.04.Continuing Effect of the Coinsurance Agreement

.  Notwithstanding the novation, assignment, transfer, assumption and conveyance effected hereunder, the Coinsurance Agreement shall remain in full force and effect and nothing contained herein shall be interpreted in any way to supersede, modify, replace, amend, change, rescind, waive or otherwise affect any provision of the Coinsurance Agreement.

Section 2.05.Novation Consideration

. Pecan Re shall transfer to SRLHA or its designee(s) the assets on deposit in the trust accounts created pursuant to the Amended and Restated 80% Coinsurance Trust Agreement among PLIC, Pecan Re and The Bank of New York Mellon, as trustee, dated March 31, 2016, in accordance with and pursuant to the Trust Termination Agreement.

Article III

REPRESENTATIONS AND WARRANTIES

Section 3.01.Representations and Warranties of SRLHA

.  As of the date hereof, SRLHA hereby represents and warrants to PLIC that:

(a)(i) SRLHA is duly incorporated, validly existing and in good standing as a corporation or other legal entity under the laws of its jurisdiction of incorporation or domicile, (ii) SRLHA has full corporate power and authority to carry on its business in all material respects as it is now being conducted and to own, lease and operate its properties and assets, (iii) SRLHA is duly qualified to do business as a foreign or alien corporation, as the case may be, in good standing in each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its properties or assets makes such qualification necessary, except where the failure to so qualify would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (iv) this Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by it and, assuming due authorization, execution and delivery of such documents by each counterparty thereto, each such document constitutes a valid and binding agreement of SRLHA enforceable against SRLHA in accordance with the terms hereof or thereof, as applicable, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws of general application now or hereafter in effect relating to or affecting the rights and remedies of creditors of insurance companies or creditors’ rights generally and general principles of equity, whether considered in a proceeding at law or in equity (such potential limitations to enforceability, the “Enforceability Exceptions”) and (v) the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation of the obligations contemplated hereby and thereby will not, with or without the giving of notice or passage of time or both, (A) violate any provision of the organizational documents of SRLHA or (B) violate any Applicable Law.

(b)To the knowledge of SRLHA after due inquiry, Schedule I includes a true and correct list of any filing or notice required to be made with, or consent, approval or non-

1007591430v11

disapproval required to be obtained from, Governmental Authorities for SRLHA, Pecan Re and SRZ or any Affiliate thereof to enter into the Transaction Documents to which it is a party and to consummate the Transactions.  Each such filing and notice has been duly made, and each such consent, approval and non-disapproval has been duly received.  PLIC has been provided with a true and complete copy of each such consent, approval or non-disapproval.

(c)SRLHA and any of its Affiliates executing any Transaction Document is in compliance with Applicable Laws, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d)The quarterly statutory financial statements of SRLHA as of and for the quarter ended September 30, 2021 provided to PLIC as of the date hereof, and the audited annual statutory financial statements of SRLHA as of and for the year ended December 31, 2021 to be furnished to PLIC reasonably promptly after such financial statements are available, present fairly, in all material respects, the financial position and summary of operations and cash flows of SRLHA, as of and for such periods as specified therein and have been prepared, in all material respects, in accordance with statutory accounting principles, consistently applied, and, with respect to such quarterly statement, subject to the absence of footnotes and year-end audit adjustments, as applicable.

(e)SRLHA has provided to PLIC a favorable opinion of Primmer Piper Eggleston & Cramer PC, outside Vermont counsel to Pecan Re, dated as of the date hereof.

(f)There has been no Material Adverse Effect with respect to SRLHA since December 31, 2021.

Section 3.02.Representations and Warranties of SRLHA and Pecan Re

.  As of the date hereof, each of SRLHA and Pecan Re represents and warrants to PLIC that:

(a)(i) As of the date hereof, Pecan Re is duly organized, validly existing and in good standing as a corporation or other legal entity under the laws of the State of Vermont and as a special purpose financial insurance company, (ii) Pecan Re has full corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate its properties and assets, (iii) Pecan Re is duly qualified to do business as a foreign or alien corporation, as the case may be, in good standing in each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its properties or assets makes such qualification necessary, except where the failure to so qualify would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (iv) this Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by it and, assuming due authorization, execution and delivery of such documents by each counterparty thereto, each such document constitutes a valid and binding agreement of Pecan Re enforceable against Pecan Re in accordance with the terms hereof or thereof, as applicable, subject to the Enforceability Exceptions and (v) the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation of the obligations contemplated hereby and thereby will not, with or without the giving of notice or passage of time or both, (A) violate any provision of the organizational documents of Pecan Re or (B) violate any Applicable Law.

1007591430v11

(b)To the knowledge of Pecan Re after due inquiry, Schedule I includes a true and correct list of any filing or notice required to be made with, or consent, approval or non-disapproval required to be obtained from, Governmental Authorities for SRLHA, Pecan Re and SRZ or any Affiliate thereof to enter into the Transaction Documents to which it is a party and to consummate the Transactions.  Each such filing and notice has been duly made, and each such consent, approval and non-disapproval has been duly received.

(c)There has been no Material Adverse Effect with respect to Pecan Re since the date of its formation.

(d)Pecan Re and any of its Affiliates executing any Transaction Document is in compliance with Applicable Laws, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e)As of the date hereof and both prior to and after giving effect to the Transactions, Pecan Re meets all applicable requirements as to capital and surplus or risk-based capital under Applicable Law.

(f)Pecan Re (i) is in compliance in all material respects (A) with all Applicable Laws applicable to it or its property, (B) with the terms of the Pecan Re’s organizational documents and (C) with the Transaction Documents to which it is a party and (ii) is in compliance in all material respects with the Plan of Operation of Pecan Re and any licensing order or certificate of authority of Pecan Re.

(g)Pecan Re (a) is solvent (in that both the fair value of its assets will not be less than the sum of its liabilities and that the present saleable value of its assets will not be less than the amount required to pay its probable liabilities as they become absolute and matured), (b) will have adequate capital with which to engage in its business, and (c) has not incurred and does not plan to incur liabilities beyond its ability to pay as they become absolute and matured.

(h)Pecan Re has no subsidiaries.

(i)Pecan Re is a direct wholly-owned subsidiary of SRLHA and an indirect wholly-owned subsidiary of SRZ.

(j)Pecan Re has engaged in no business since its formation other than the business conducted pursuant to and contemplated by the Plan of Operation of Pecan Re.

(k)The only contracts or agreements to which Pecan Re is a party as of the date hereof are (i) the Assignment, Transfer and Novation Agreement among Prime Re, Pecan Re and PLIC, dated as of March 31, 2016, (ii) the Amended and Restated 80% Coinsurance Agreement between PLIC and Pecan Re, dated as of March 31, 2016, as amended on May 1, 2017 and May 1, 2020, (iii) the Amended and Restated 80% Coinsurance Trust Agreement among Pecan Re, PLIC and The Bank of New York Mellon, dated as of March 31, 2016, (iv) Amendment No. 2 to the 80% Coinsurance Trust Agreement among Prime Re, Pecan Re, PLIC and The Bank of New York Mellon, dated as of March 31, 2016, (v) the Investment Management Agreement between Pecan Re and Invesco Advisers, Inc., dated as of March 31, 2020, (vi) the Investment Advisory Agreement between Pecan Re and Swiss Re America

1007591430v11

Holding Corporation, dated as of March 31, 2016, as amended on January 1, 2019, (vii) the Monitoring and Reporting Agreement between PLIC and Pecan Re, dated as of March 31, 2016, (viii) the Transaction Cooperation Agreement among PLIC, Prime Re, SRLHA and Pecan Re, dated as of January 25, 2016, (ix) the Capital Maintenance Agreement between Swiss Reinsurance Company Ltd and Pecan Re, dated as of March 31, 2016, (x) the Services Agreement between Pecan Re and Swiss Re America Holding Corporation, dated as of March 31, 2016, (xi) the Retrocession Agreement between Pecan Re and SRLHA, dated as of March 31, 2016, (xii) the Captive Management Agreement between Marsh Management Services Inc. and Pecan Re, dated as of March 31, 2016 and (xiii) the Tax Allocation Agreement between Swiss Re America Holding Corporation and Pecan Re, dated as of January 1, 2016.

(l)Pecan Re is not, and after giving effect to the Transactions will not be, an investment company subject to registration and regulation under the Investment Company Act.

Section 3.03.Representations and Warranties of PLIC

.  As of the date hereof, PLIC hereby represents and warrants to each of Pecan Re and SRLHA that:

(m)(i) PLIC is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee, (ii) PLIC has full corporate power and authority to carry on its business in all material respects as it is now being conducted and to own, lease and operate its properties and assets, (iii) PLIC is duly qualified to do business as a foreign or alien corporation, as the case may be, in good standing in each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its properties or assets makes such qualification necessary, except where the failure to so qualify would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (iv) this Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by it and, assuming due authorization, execution and delivery of such documents by each counterparty thereto, each such document constitutes a valid and binding agreement of PLIC enforceable against PLIC in accordance with the terms hereof or thereof, as applicable, except as such enforceability may be limited by the Enforceability Exceptions and (v) the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation of the obligations contemplated hereby and thereby will not, with or without the giving of notice or passage of time or both (A) violate any provision of the organizational document of PLIC or (B) violate any Applicable Law.

(n)To the knowledge of PLIC after due inquiry, Schedule II includes a true and correct list of any consent, approval or non-disapproval required to be obtained from Governmental Authorities that are required for PLIC to enter into the Transaction Documents to which it is a party and to consummate the Transactions.

Article IV

COVENANTS

Pecan Re and SRLHA shall cause the Transfer Completion and the transfers and deposit contemplated hereby and by Section 17.4(b) of the Second Amended and Restated 80% Coinsurance Agreement and the Trust Termination Agreement to occur in full on the date hereof.

1007591430v11

Article V

SURVIVAL AND INDEMNIFICATION

Section 5.01.Survival

.  All representation, warranties, covenants and agreements made by the Parties shall survive the Effective Time.

Section 5.02.Indemnity by SRLHA

.  From and after the Closing, and subject to this Article V, SRLHA shall defend, indemnify and hold harmless PLIC and its Affiliates and its and their respective officers, directors, employees, agents, successors and assigns (collectively, the “PLIC Indemnitees”) from and against, and pay or reimburse the PLIC Indemnitees for, any and all Losses resulting from (a) any inaccuracy in or breach of any representation or warranty made by SRLHA or Pecan Re herein or in any Transaction Document as of the date hereof (or, in the case of any such representations and warranties given as of a particular date, only as of such date); (b) any breach or default in performance by SRLHA or Pecan Re of any covenant or agreement hereunder or under any Transaction Document; (c) any failure to complete the Transfer Completion on the date hereof and (d) any liability under Sections 8(a) and (b) of the Original Trust Agreement.

Section 5.03.Indemnity by PLIC.  From and after the Closing, and subject to this Article V, PLIC shall defend, indemnify and hold harmless each of Pecan Re and SRLHA and its Affiliates and its and their respective officers, directors, employees, agents, successors and assigns (collectively, the “Swiss Re Indemnitees” and, together with the PLIC Indemnitees, the “Indemnitees”) from and against, and pay or reimburse the Swiss Re Indemnitees for, any and all Losses resulting from (a) any inaccuracy in or breach of any representation or warranty made by PLIC herein or in any Transaction Document as of the date hereof and (b) any breach or default in performance by PLIC of any covenant or agreement hereunder or under any Transaction Document.

Section 5.04.Multiple Bases

.  The rights and remedies of any Party in respect of any inaccuracy, breach or default of any representation, warranty, covenant or agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts or circumstances upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement as to which there is no inaccuracy, breach or default.

Section 5.05.Limitations on Indemnity

.  Required payments by SRLHA or Pecan Re, cumulatively, or PLIC, as applicable (any such indemnifying party, an “Indemnifying Party”) pursuant to this Article V shall be limited to the amount of any Loss after deducting therefrom (a) with respect to any insurance coverage (other than any such coverage provided by a 100% subsidiary or 100% parent entity of the Indemnified Party or under or in connection with any Transaction Document or Existing Agreement), any proceeds of such insurance actually recovered by the Indemnified Party on account of the Loss (less the documented out-of-pocket amount of the expenses payable to third parties reasonably incurred by the Indemnified Party in procuring such recovery, including the present value of any reasonably determined prospective increase in insurance premiums), and (b) any indemnity, contribution, or other similar payment or proceeds recovered from a claim of breach of contract actually recovered by any Indemnified

1007591430v11

Party from any third party other than any claim under or in connection with any Transaction Document or Existing Document, in each case with respect to such Loss.  In the event that an Indemnified Party actually recovers or realizes any amounts in respect of any Losses under such insurance or claim, as the case may be, at any time subsequent to any indemnification payment being received by an Indemnified Party from an Indemnifying Party in respect of such Losses, then such Indemnified Party shall promptly reimburse by that amount (less the documented out-of-pocket amounts of the expenses payable to third parties reasonably incurred by the Indemnified Party in procuring such recovery, including the present value of any reasonably determined prospective increase in insurance premiums) the Indemnifying Party for any such indemnification payments actually made by such Indemnifying Party to such Indemnified Party up to the actual amount recovered or realized by the Indemnified Party.

Section 5.06.Indemnification Procedures

.  Any Indemnitee shall promptly notify the applicable Indemnifying Party in writing of any claim in respect of which indemnity may be sought under this Article V, describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim, and indicating the amount (estimated, if necessary) of the Loss, and method of computation thereof, that has been or may be suffered by such Indemnitee and the provisions of this Agreement in respect of which such right of indemnification is sought or arises; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article V except to the extent the Indemnifying Party is materially prejudiced by such failure.

Section 5.07.Further Indemnification Procedures

.  Upon receipt of notice of a claim for indemnity from an Indemnitee pursuant to Section 4.05 in respect of a pending or threatened claim or demand by a third party that such Indemnitee has determined has given or could reasonably give rise to a right of indemnification under this Agreement (such claim or demand being a “Third Party Claim” and including without limitation a pending or threatened claim or demand asserted by a third party against such Indemnitee), the Indemnifying Party may, by notice to such Indemnitee delivered within twenty (20) Business Days of the receipt of notice of such Third Party Claim, assume the defense and control of such Third Party Claim (at the expense of such Indemnifying Party); provided that counsel for the Indemnifying Party who shall conduct the defense of such Third Party Claim shall be reasonably satisfactory to such Indemnitee.  The Indemnitee may take any actions reasonably necessary to defend such Third Party Claim prior to the time that it receives notice from the Indemnifying Party as contemplated by the preceding sentence.  The Indemnitee shall cooperate in the defense against such Third Party Claim, including, if appropriate and related to the Third Party Claim in question, in making any reasonable counterclaim against such third party, or any cross claim or third party claim against any Person (other than such Indemnitee or its Affiliates).  Such cooperation shall also include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  All documented out-of-pocket costs and expenses payable to third parties reasonably incurred in connection with such reasonable cooperation requested by the Indemnifying Party shall be borne by the Indemnifying Party.  The Indemnitee shall have the right to employ, at its own expense, separate counsel in defense of such Third Party Claim and participate in the defense thereof (it being understood that the Indemnifying Party shall control such defense); provided, however, that the Indemnifying

1007591430v11

Party shall bear the reasonable fees, costs and expenses of one such separate counsel if (i) such Indemnitee has available to it one or more defenses or counterclaims that are inconsistent with, different from or additional to one or more of those available to the Indemnifying Party or (ii) the Indemnifying Party shall have authorized such Indemnitee to employ separate counsel at the Indemnifying Party’s expense.

Section 5.08.Defenses

.  If the Indemnifying Party does not assume the defense of such Third Party Claim within twenty (20) Business Days of the receipt of notice of such Third Party Claim, the Indemnitee shall be entitled to assume and control such defense without prejudice to the ability of such Indemnitee to enforce its claim for indemnification against the Indemnifying Party hereunder.  The Indemnitee shall not, without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld, delayed or conditioned), consent to a settlement, compromise or discharge of, or the entry of any judgment arising from, any Third Party Claim.

Section 5.09.Further Defenses

.  If the Indemnifying Party does assume the defense of such Third Party Claim, the Indemnifying Party shall not, without the prior written consent of the Indemnitee (which shall not be unreasonably withheld, delayed or conditioned), consent to a settlement, compromise or discharge of, or the entry of any judgment arising from, any Third Party Claim, unless (a) such settlement, compromise or discharge does not involve any finding or admission of any violation of Applicable Law or admission of any wrongdoing by such Indemnitee and (b) the Indemnifying Party shall (i) pay or cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness of such settlement, (ii) not encumber any of the assets of any Indemnitee or agree to any restriction or condition that would apply to or adversely affect any Indemnitee and (iii) obtain, as a condition of any settlement or other resolution, a complete and unconditional release of any Indemnitee from any and all liability in respect of such Third Party Claim.

Section 5.10.Cumulative Remedies

.

(a)Subject to Section 5.10(b), each Party agrees that any right or remedy it may have under this Agreement is cumulative, and in addition to any other rights and remedies it may have under the Existing Agreements and, after the Closing, any Transaction Document.

(b)No Party shall receive any duplicate recovery under the indemnification provided under this Article V for any amount already indemnified and recovered under any Existing Agreement or Transaction Document.

Section 5.11.No Subrogation

.  SRLHA shall not assert with respect to Pecan Re, and hereby waives with respect to Pecan Re, any right of subrogation, contribution, reimbursement or indemnification, whether arising by contract, operation of law (including any such right arising under any applicable insurance insolvency law or bankruptcy law or code) or otherwise by reason of any payment by it pursuant to this Article V or any guarantee of any obligations of Pecan Re now or hereafter in force and effect.

1007591430v11

Article VI

MISCELLANEOUS

Section 6.01.Entire Agreement.  This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof.

Section 6.02.Amendments

.  Any provision of this Agreement may be amended if, but only if, such amendment is in writing and is signed by each Party.  Any change or modification to this Agreement shall be null and void unless made by an amendment hereto signed by each Party.

Section 6.03.Severability

.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law or if determined by a court of competent jurisdiction to be unenforceable, and if the rights or obligations of the Parties under this Agreement will not be materially and adversely affected thereby, such provision shall be fully severable, and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

Section 6.04.Governing Law

.  This Agreement shall be governed by and construed in accordance with the laws of the State of Massachusetts, without giving effect to the principles of conflicts of law thereof.

Section 6.05.Notices

.  Any notice and other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified, registered or express mail, postage prepaid.  Any such notice shall be deemed given when so delivered personally or, if mailed, on the date shown on the receipt therefor, as follows:

if to Pecan Re:

Pecan Re Inc.

c/o Marsh Management Services, Inc.

P.O. Box 530

100 Bank Street, Suite 610

Burlington, VT 05402-0530

Attention:Lisa Kane

with a copy to (which shall not constitute notice):

Swiss Re Life & Health America Inc.

175 King Street

Armonk, New York 10504

Attention:John Regan

1007591430v11

and a copy to (which shall not constitute notice):

Swiss Re Life & Health America Inc.

175 King Street

Armonk, New York 10504

Attention:Reka Koerner

and a copy to (which shall not constitute notice):

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attention:Alexander R. Cochran

if to SRLHA:

Swiss Re Life & Health America Inc.

175 King Street

Armonk, New York 10504

Attention:John Regan

with a copy to (which shall not constitute notice):

Swiss Re Life & Health America Inc.

175 King Street

Armonk, New York 10504

Attention:Reka Koerner

and a copy to (which shall not constitute notice):

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attention:Alexander R. Cochran

if to PLIC:

Primerica Life Insurance Company
1 Primerica Parkway
Duluth, Georgia 30099
Attention:General Counsel

1007591430v11

with a copy to (which shall not constitute notice):

Willkie Farr & Gallagher LLP
787 7th Avenue
New York, NY 10019
Attention:David D. Luce

Any Party may change the names or addresses where notice is to be given by providing notice to the other Parties of such change in accordance with this Section 3.05

Section 6.06.Consent to Jurisdiction

.  The Parties agrees that in the event of the failure of any Party to perform its obligations under the terms of this Agreement, the Party so failing to perform, at the request of another Party, shall submit to the jurisdiction of any court of competent jurisdiction in any state of the United States and shall comply with all requirements necessary to give such court jurisdiction, and shall abide by the final decision of such court or of any appellate court in the event of an appeal.

Section 6.07.Assignment

.  This Agreement will inure to the benefit of and be binding upon the respective successors and permitted assigns of the Parties.  No Party may assign any of its duties or obligations hereunder without the prior written consent of the other parties.  Any such assignment without such consent shall be null and void ab initio.

Section 6.08.Captions

.  The captions contained in this Agreement are for reference only and are not part of the Agreement.

Section 6.09.No Waiver; Preservation of Remedies

.  No consent or waiver, express or implied, by any Party to or of any breach or default by any other Party in the performance by such other Party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of obligations hereunder by such other Party hereunder.  Failure on the part of any Party to complain of any act or failure to act of any other Party or to declare any other Party in default, irrespective of how long such failure continues, shall not constitute a waiver by such first Party of any of its rights hereunder.

Section 6.10.Counterparts

.  This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument, and any of the Parties may execute this Agreement by signing such counterpart.  This Agreement may be executed by the insertion of images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign).  The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system.  This Agreement shall become effective when each Party shall have received a counterpart hereof signed by the other Parties.

1007591430v11

Section 6.11.Interpretation

.  When a reference is made in this Agreement to a Section, such reference shall be to a Section to this Agreement unless otherwise indicated.  The Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes.  References to a Person are also to its permitted successors and assigns.

Section 6.12.Third Party Beneficiary

.  Nothing in this Agreement is intended to give any Person, other than the Parties, their successors and permitted assigns, any legal or equitable right remedy or claim under or in respect of this Agreement.

[Signature pages follow]

1007591430v11

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

PRIMERICA LIFE INSURANCE COMPANY

By: /s/ Emily Roman

Name: Emily Roman
Title:   Executive Vice President

PECAN RE INC.

By: /s/ John Regan

Name: John Regan
Title:   Managing Director

By: /s/ Elissa Kenny

Name:  Elissa Kenny
Title:    Senior Vice President and Secretary

SWISS RE LIFE & HEALTH AMERICA INC.

By: /s/ Craig E. Hanford

Name: Craig E. Hanford
Title:   Vice President

By: /s/ Abigail Cole

Name: Abigail M. Cole
Title:   Vice President

[Signature Page to Assignment, Transfer and Novation Agreement]

SCHEDULE I

SRLHA, PECAN RE AND SRZ FILINGS AND APPROVALS

•	Approval from the Vermont Department of Financial Regulation to amend Pecan Re’s Plan of Operation
•	Form D non-disapproval from the Missouri Department of Insurance with respect to this Agreement
•	Consent of the Massachusetts Division of Insurance to this Agreement and the agreements, amendments, assignments and transactions described herein

Sch. I - 1

1007591430v11

SCHEDULE II

PLIC FILINGS AND APPROVALS

•	Post- execution and delivery notice filing to the Tennessee Department of Commerce and Insurance.

Sch. 2 - 1

1007591430v11